Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY	Frank Leto, President, CEO
FOR MORE INFORMATION CONTACT:	610-581-4730
Mike Harrington, CFO
610-526-2466

Bryn Mawr Bank Corporation Extends Expiration Date of Its Previously Announced Exchange Offer To December 3, 2015

BRYN MAWR, Pa., November 19, 2015 - Bryn Mawr Bank Corporation (NASDAQ: BMTC) (the “Corporation”) announced today that it has extended its offer (the “Exchange Offer”) to exchange up to $30,000,000 aggregate principal amount of its 4.75% Fixed-To-Floating Rate Subordinated Notes due 2025, which have been registered under the Securities Act of 1933, as amended, for an equal principal amount of its outstanding unregistered 4.75% Fixed-To-Floating Rate Subordinated Notes due 2025 (the “Unregistered Notes”).

The Exchange Offer, previously scheduled to expire at 5:00 p.m., New York City time, on November 19, 2015, will now expire at 5:00 p.m., New York City time, on December 3, 2015, unless further extended by the Corporation.

Except for the extension, all other terms and conditions of the Exchange Offer remain unchanged. The complete terms and conditions of the Exchange Offer are set forth in the Prospectus dated October 21, 2015 (the “Prospectus”), filed with the U.S. Securities and Exchange Commission, and the related Letter of Transmittal. Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and the related Letter of Transmittal, may be directed to the Exchange Agent, U.S. Bank National Association, Attn: Corporate Actions; 111 Fillmore Avenue; St. Paul, Minnesota 55107-1402, telephone number (800) 934-6802.

As of 5:00 p.m., New York City time, on November 19, 2015, $2,250,000 in aggregate principal amount of the Unregistered Notes had been validly tendered for exchange and not withdrawn.

This press release is neither an offer to purchase or sell any securities nor a solicitation of an offer to purchase or sell any securities. The Corporation is making the Exchange Offer only by, and pursuant to the terms of, the Prospectus and the related Letter of Transmittal and only to such persons and in such jurisdictions as is permitted under applicable law. The complete terms and conditions of the Exchange Offer are set forth in the Prospectus and the Letter of Transmittal. Holders of the Unregistered Notes are urged to read these documents carefully.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “estimate,” “target,” “potentially,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “forecast,” “project,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation's control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, that the integration of Continental Bancorp, Inc.’s business with the Corporation may take longer than anticipated or be more costly to complete and that the anticipated benefits, including any anticipated cost savings or strategic gains may be significantly harder to achieve or take longer than anticipated or may not be achieved, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, as updated by our quarterly or other reports subsequently filed with the SEC.

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